                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

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    / /  Soliciting  Material  Pursuant  to  Section  240.14a-11(c)  or  Section
         240.14a-12

                         Wallace Computer Services, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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/ /  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
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/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
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

                            Wallace Computer Services
                              Financial Performance
                              (Dollars in millions)



                      Fiscal 1995 Compared to Fiscal 1994

                         REVENUE                                             NET INCOME



                                             PERCENTAGE                              PERCENTAGE
                       FISCAL YEAR       INCREASE (DECREASE)    FISCAL YEAR    INCREASE (DECREASE) IN
                      1994      1995         IN REVENUES      1994       1995        NET INCOME
First Quarter        $144.5    $158.4            9.6%         $11.7     $11.6           (0.1)%
Second Quarter       $153.1    $176.2           15.0%         $12.8     $13.4            4.7%
Third Quarter        $141.5    $180.1           27.3%         $11.6     $14.5           24.8%
Fourth Quarter       $149.1    $198.2           33.0%         $11.9     $15.8           32.8%

                 Summary of Research Analyst Earnings Estimates



                                      Prior
                                   Estimate for                      Current Estimate for Fiscal 1996
                      Date           FY 1996         Date             Q1         Q2         Q3         Q4       Annual    % Increase
Robert Baird     Aug. 16, 1995        $2.95       Oct. 20, 1995     $0.80      $0.80      $0.74      $0.85      $3.20       8.5%
(J. Scott)

Prudential       Sept. 18, 1995        3.00       Oct. 19, 1995      0.78       0.80       0.82       0.85       3.25       8.3%
Securities
(K. Bohringer)

Cleary Gull      Aug. 21, 1995         2.85       Sept. 29, 1995     0.70       0.80       0.70       0.80       3.00       5.3%
(M. McDevitt)



                                SHAREHOLDER ALERT!

You may have recently received proxy material from Moore Corporation Limited. Please disregard and take no action with respect to their GOLD proxy card. Your Board of Directors asks you to sign, date and return the enclosed WHITE proxy card in the postage free envelope as soon as possible.

Thank you for your continued support.

WALLACE COMPUTER SERVICES, INC.


If you have any questions or any difficulty in voting your shares, please call:

                               Morrow & Co., Inc.
                           1-800-662-5200 (toll free)